EXHIBIT 99

                               Chase 2003-S6(gp1)
                           Whole Loan 15YR Fixed-Rate


Deal Size                                            $350mm approx.

GWAC                                                  5.460% +/-5bps

WAM                                                       178 +/- 2 months

California                                              40.00% max

WA LTV                                                  60.00% max

Avge. Loan Balance                                       $550k approx.

Loan Purpose:           Cash-Out Refi                    27.0% max

Property Type:          SF/PUD                           90.0% min

Doc Type:               Full                             90.0% min

Occupancy:              Primary                          90.0% min

WA FICO                                                 736 approx.

AAA Ratings                                     2 of 3 (S&P, Moodys. Fitch)

Estimated Subordination Level                          1.30% approx.

Pricing Speed                                            325% PSA

Settlement Date                                        06/30/03

Master Servicer/Bond Administrator            Chase Manhattan Mortgage Corp



                            All numbers approximate.
                   All tranches subject to 5% size variance.



The information herein has been provided solely by UBS Warburg LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg LLC.